Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Announces CFO Retirement and Appointment of Successor

Westminster, MA – May 31, 2023 – TechPrecision Corporation (Nasdaq: TPCS) (“TechPrecision” or “the Company”), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today announced that Thomas Sammons, Chief Financial Officer, has notified the Company that he will retire effective on or about July 14, 2023. Mr. Sammons joined the Company in March 2015 as Vice President, Finance, of the Company's wholly owned subsidiary, Ranor, Inc., and was appointed Chief Financial Officer of the Company effective on October 23, 2015. Mr. Sammons will continue to consult with the Company post-retirement to ensure an orderly transition.

On May 30, 2023, the Board appointed Barbara “Bobbie” M. Lilley, currently the Controller of the Company, as Chief Financial Officer, to succeed Mr. Sammons on his retirement date. Ms. Lilley has served as Controller of Ranor, Inc., since June 2016. Prior to joining the Company, Ms. Lilley served as Controller of Materials Systems, Inc., a worldwide supplier of a range custom-designed products from acoustic transducers for underwater sonar to industrial ultrasound systems, from 2011 through 2015, and as Accounting Manager at Lewcott Corporation, a specialty chemical and materials technology company, from 2008 to 2011. Ms. Lilley received her Bachelor of Science/Business Administration with an Accounting major from Nichols College.

“As Controller, Bobbie has integrated well with the management team with her hands-on approach, systems knowledge, and defense industry relevance. Bobbie will continue as a key factor in our focus on Stadco integration, human and systems resource realignment, and steadfast retention of current and future work with our key defense customers,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Bobbie has my complete trust. As we continue on our path to maintain and grow our book of business in both the Ranor, Inc. and Stadco subsidiaries, I look forward to working with Bobbie as Chief Financial Officer as we continue to execute and maintain operational run rate improvements, improve gross margins and increase the amount of cash generated from operations.”

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside of our control, including health emergencies, like epidemics or pandemics, the Russia-Ukraine conflict, price inflation, increasing interest rates, and supply-chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions on our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; unexpected costs, charges or expenses resulting from the recently completed acquisition of Stadco; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.